UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2008

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
1-15929	Progress Energy, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: North Carolina	56-2155481

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of Material Definitive Agreement.

On June 26, 2008, Progress Energy, Inc. (the “Company”) announced that Peter M. Scott, III, Executive Vice President and Chief Financial Officer of the Company would be retiring.  Mr. Scott’s retirement will be effective September 1, 2008.  Mr. Scott also serves as President and Chief Executive Officer of Progress Energy Service Company, LLC (“PESC”), a subsidiary of the Company.  Upon Mr. Scott’s retirement, the Employment Agreement, dated May 8, 2007, and the Amendment to Employment Agreement, dated August 5, 2005, both between him and PESC, will terminate and Mr. Scott will cease to be President and Chief Executive Officer of PESC.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure and qualifications set forth in Item 1.02 above are incorporated in this Item 5.02 by reference.

On June 26, 2008, the Company also announced that Mark F. Mulhern, currently Senior Vice President - Finance of the Company, would succeed Peter M. Scott as Chief Financial Officer of the Company upon Mr. Scott’s retirement.  Mr. Mulhern will become Chief Financial Officer of the Company effective September 1, 2008.

In connection with Mr. Mulhern’s promotion, on August 25, 2008, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of the Company set his compensation, effective September 1, 2008, as follows:

(i)	A base salary of $385,000;

(ii)	A target annual incentive award, pursuant to the Management Incentive Compensation Plan (the "MICP"), equal to 55% of base salary; and

(iii)
Target long-term incentive awards consisting of restricted stock units and performance share grants, pursuant to the 2007 Equity Incentive Plan (the "Equity Incentive Plan"), equal to 58% and 117% of base salary, respectively.

Details regarding the MICP and the Equity Incentive Plan have been previously disclosed in the Company's 2008 Annual Meeting Proxy Statement, which was filed with the Securities and Exchange Commission on April 3, 2008.

On August 27, 2008, the Company announced that John R. McArthur, currently Senior Vice President, General Counsel and Corporate Secretary of the Company, will be appointed Executive Vice President - Administration and Corporate Relations of the Company, effective September 1, 2008.  In connection with Mr. McArthur’s promotion, on August 25, 2008, the Committee adjusted his compensation, effective September 1, 2008, as follows:

(i)	A base salary of $480,000;

(ii)	A target annual incentive award, pursuant to the MICP, equal to 55% of base salary; and

(iii)	Target long-term incentive awards consisting of restricted stock units and performance share grants, pursuant to the Equity Incentive Plan, equal to 58% and 117% of base salary, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: August 28, 2008